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                                                                      EXHIBIT 17

      EVERY SHAREHOLDER'S VOTE IS IMPORTANT! PLEASE VOTE YOUR PROXY TODAY!


            VOTING BY TELEPHONE                             VOTING BY INTERNET                            VOTING BY MAIL
                                              Follow these six easy steps:                    Follow these three easy steps:
Follow these four easy steps:                 1.       Read the accompanying Proxy            1.       Read the accompanying Proxy
1.       Read the accompanying Proxy                   Statement and Proxy Card.                       Statement and Proxy Card.
         Statement and Proxy Card.            2.       Go to the Web site                     2.       Please mark, sign and date
2.       Call the toll-free number                     www.aiminvestments.com.                         your Proxy Card.
         1-888-221-0697.                      3.       Click on the My Account tab.           3.       Return the Proxy Card in the
3.       Enter your Control Number listed     4.       Click on the 2003 Proxy Information             postage-paid envelope
         on the Proxy Card.                            link.                                           provided or return it to
4.       Follow the recorded instructions.    5.       Follow the instructions provided.               Proxy Tabulator, P.O. Box
                                              6.       Enter your Control Number listed on             9123, Hingham, MA 02043-9723.
                                                       the Proxy Card.

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

                ------------------------------------------------

                CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING.
                   EACH PROXY CARD HAS ITS OWN CONTROL NUMBER.

                ------------------------------------------------

                   ****CONTROL NUMBER: 999 999 999 999 99****

         * Please fold and detach card at perforation before mailing. *


PROXY CARD                                                            PROXY CARD
             PROXY SOLICITED BY THE BOARD OF TRUSTEES (THE "BOARD")

                                       OF

                           AIM PREMIER EQUITY FUND II

                        (A PORTFOLIO OF AIM FUNDS GROUP)

      PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 21, 2003

The undersigned hereby appoints Robert H. Graham and Mark H. Williamson, and each of them separately, proxies with the power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders on October 21, 2003, at 3:00 p.m., Central Time, and at any adjournment thereof, all of the shares of the fund which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE PROPOSAL AND "FOR" EACH NOMINEE.

                                       *   PROXY MUST BE SIGNED AND DATED BELOW.

                                       Dated ____________________ 2003


                                       -----------------------------------------



                                       -----------------------------------------
                                            Signature(s) (if held jointly)

                                       NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                                       APPEARS ON THIS PROXY CARD. All joint
                                       owners should sign. When signing as
                                       executor, administrator, attorney,
                                       trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, please sign in the partnership name.


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         - Please fold and detach card at perforation before mailing. -

   * PLEASE FILL IN BOX AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. * PLEASE DO NOT USE FINE POINT PENS.

                                                                   PLEASE MARK
                                                              [X]  VOTE AS IN
                                                                   THIS EXAMPLE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD. THE BOARD RECOMMENDS VOTING "FOR" THE APPROVAL OF THE PROPOSAL.

1.       To approve a Plan of Reorganization under which all of the assets of            FOR           AGAINST         ABSTAIN
         AIM Premier Equity Fund II, an investment portfolio of AIM Funds Group          [ ]             [ ]             [ ]
         ("Trust"), will be transferred to AIM Premier Equity Fund ("Buying
         Fund"), also an investment portfolio of Trust, Buying Fund will assume the liabilities of AIM Premier Equity Fund II and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of AIM Premier Equity Fund II and, in connection therewith, the sale of all of AIM Premier Equity Fund II's assets and the termination of AIM Premier Equity Fund II as a designated series of Trust.
                                                                                                      WITHHOLD
2.       To elect sixteen individuals to the Board of Trust, each of whom will           FOR          AUTHORITY        FOR ALL
         serve until his or her successor is elected and qualified:                      ALL       FOR ALL NOMINEES    EXCEPT
                                                                                         [ ]             [ ]             [ ]

          01  Bob R. Baker        05  Albert R. Dowden     09  Robert H. Graham    13  Ruth H. Quigley
          02  Frank S. Bayley     06  Edward K. Dunn, Jr.  10  Gerald J. Lewis     14  Louis S. Sklar
          03  James T. Bunch      07  Jack M. Fields       11  Prema Mathai-Davis  15  Larry Soll, Ph.D.
          04  Bruce L. Crockett   08  Carl Frischling      12  Lewis F. Pennock    16  Mark H. Williamson

         TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR ALL  EXCEPT" BOX AND WRITE THE
         NOMINEE'S NUMBER(S) ON THE LINE PROVIDED.


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         IN THE DISCRETION OF SUCH PROXIES, UPON SUCH OTHER BUSINESS AS MAY
         PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.